                                                                     EXHIBIT 2.3

                                     AMENDMENT NO. 1 dated as of July 27, 1998
                              (this "Amendment") to the AGREEMENT AND PLAN OF
                                     ---------
                              MERGER (the "Original Agreement" and, as amended,
                                           ------------------
                              this "Agreement") dated as of June 23, 1998, by
                                    ---------
                              and among PALESTRA ACQUISITION CORP., a Delaware corporation ("Purchaser"), CHEMICAL LEAMAN
                                            ---------
                              CORPORATION, a Pennsylvania corporation (the
                              "Company"), and THE SHAREHOLDERS OF THE COMPANY
                              --------
                              NAMED ON SCHEDULE I ATTACHED TO THE ORIGINAL
                                       ----------
                              AGREEMENT (each, a "Shareholder", and
                                                  -----------
                              collectively, the "Shareholders").  Capitalized
                                                 ------------
                              term used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

          WHEREAS, the Board of Directors of the Company has adopted resolutions approving this Amendment and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's shareholders approve this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Amendment and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

1.1  PURCHASE PRICE; EFFECT ON CAPITAL STOCK.
     ---------------------------------------

       (a) Annex I to the Original Agreement is hereby amended by deleting the definition of "Merger Consideration" and replacing it with the following:

               ""Merger Consideration" means the sum of (i) the Aggregate Cash
                 --------------------
          Merger Consideration plus (ii) shares of New Preferred Stock having a stated value equal to $5 million."

       (b) Annex I to the Original Agreement is hereby amended by adding the following thereto:

               ""Aggregate Cash Merger Consideration" means $72,800,000.
                 -----------------------------------

          (c) Annex I to the Original Agreement is hereby amended by adding the following thereto:

               "New Preferred Stock" means shares of the Preferred Stock of MTL,
                -------------------
          the designations, rights and preferences of which are more particularly described on Exhibit 2.1(b) hereto.
                                    --------------

          (d) Section 2.1(a) of the Original Agreement is hereby amended by adding the following new sentence to the end thereof:

               "Notwithstanding anything to the contrary contained in this Agreement or in any Employment Agreement, the Purchaser shall be obligated to pay in cash to the Shareholders an amount equal to but not more than (i) the Aggregate Cash Merger Consideration, less (ii) the product of (A) the aggregate number of Merger Shares that are to be converted into MTL Stock pursuant to Section 2.1(c) and the applicable Employment Agreements multiplied by (B) a fraction, the numerator of which shall be the Merger Consideration less the Net Transaction Expenses, and the denominator of which shall be the Merger Share Number (the "MTL Stock Amount"), less (iii) the Net Transaction
                             ----------------
          Expenses."

          (e) Sections 2.1(b)(iii), (iv) and (v) of the Original Agreement are each hereby deleted in their entirety and shall be collectively replaced with the following:

               "(iii) the Merger Shares held by each Shareholder (other than the Merger Shares that are to be converted into shares of MTL Stock) shall, by virtue of the Merger and without any action on the part of any Shareholder, cease to be outstanding and be converted into the right to receive, subject to the terms and conditions of this Agreement, (A) shares of New Preferred Stock having a stated value equal to the product of such Shareholder's Common Equity Percentage multiplied by $5 million and (B) cash in an amount equal to such Shareholder's Cash Merger Consideration.

          For purposes of the foregoing, "Cash Merger Consideration" means the
                                          -------------------------
          following:

               (i) in respect of each Shareholder other than David R. Hamilton and David M. Boucher, an amount equal to (A) the product of such Shareholder's Common Equity Percentage multiplied by the Aggregate Cash Merger Consideration, less (B) the product of the Hamilton Special Merger Consideration multiplied by such Shareholder's Post Hamilton Percentage, less (C) the product of the Boucher Special Merger Consideration multiplied by such Shareholder's Post Boucher Percentage, less (D) the product of such Shareholder's Percentage of Merger Consideration multiplied by the Net Transaction Expenses;

               (ii) in respect of David R. Hamilton, an amount equal to (A) the product of Mr. Hamilton's Common Equity Percentage multiplied by the Aggregate Cash Merger Consideration, plus (B) the Hamilton Special Merger Consideration, less (C) the product of the Boucher Special Merger Consideration multiplied by Mr. Hamilton's Post Boucher Percentage, less (D) the product of

          Mr. Hamilton's Percentage of Merger Consideration multiplied by the Net Transaction Expenses; and

               (iii) in respect of David M. Boucher, an amount equal to (A) the product of Mr. Boucher's Common Equity Percentage multiplied by the Aggregate Cash Merger Consideration, plus (B) Boucher Special Merger Consideration, less (C) the product of the Hamilton Special Merger Consideration multiplied by Mr. Boucher's Post Hamilton Percentage, less (D) the product of Mr. Boucher's Percentage of Merger Consideration multiplied by the Net Transaction Expenses.

          For purposes of the foregoing, the "Post Boucher Percentage" means in
                                              -----------------------
     respect of any Shareholder, the total number of Merger Shares held by such Shareholder divided by the total number of Merger Shares held by all Shareholders other than Mr. Boucher."

          For purposes of the foregoing, the "Post Hamilton Percentage" means in
                                              ------------------------
     respect of any Shareholder, the total number of Merger Shares held by such Shareholder divided by the total number of Merger Shares held by all Shareholders other than Mr. Hamilton."

1.2  DELIVERY OF FUNDS AND CERTIFICATES; SURRENDER OF CERTIFICATES.
     -------------------------------------------------------------

          (a) Section 2.2(a) of the Original Agreement is hereby amended by deleting the words the "the funds necessary to pay the Merger Consideration (taking into account the MTL Stock and subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h))" contained therein and replacing such words with the words "the funds necessary to pay the Aggregate Cash Merger Consideration, less the Net Transaction Expenses, less the MTL Stock Amount and less the aggregate amount of all setoffs pursuant to Section 7.3(g) and Section 7.3(h))."

          (b) Section 2.2(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

          "Each holder of an outstanding certificate or certificates which prior thereto represented Merger Shares, upon surrender at, or as soon as practicable after, the Effective Time of the Merger (as the case may
          be) to the Transfer Agent of such certificate or certificates (together with a letter of transmittal signed by such holder in substantially the form of EXHIBIT A attached hereto), shall be
                                    ---------
          entitled to the Cash Merger Consideration (subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h)) and the shares of New Preferred Stock into which such Merger Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Transfer Agent shall accept such certificates and such letter of transmittal upon compliance with such reasonable terms and conditions as the Transfer Agent may impose to effect an orderly exchange thereof in accordance with normal practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Merger Shares which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, MTL Stock or New

          Preferred Stock, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such consideration. If cash or a certificate representing shares of MTL Stock or New Preferred Stock is to be remitted to a name other than that in which the certificate for Merger Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer. Until surrendered as contemplated by this Section 2.2(b), each certificate for Merger Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive, subject to any setoffs pursuant to Section 7.3(g) or Section 7.3(h), for each Merger Share represented thereby upon such surrender, cash, shares of New Preferred Stock and/or shares of MTL Stock, in the amount determined pursuant to Section 2.1(b) or the applicable Employment Agreement, as the case may be."

          (c) Section 2.2(d) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

          "(d) All consideration (whether in the form of cash, New Preferred Stock, MTL Stock or setoff pursuant to Section 7.3(g) or Section 7.3(h)) paid upon surrender of certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares so exchanged that were previously represented by such certificates."

1.3  SETOFFS.
     -------

     Sections 7.3(g) and (h) of the Original Agreement are each hereby amended by deleting the words "any Merger Consideration or other payments" in each such Section and replacing it in each such Section with the words "Cash Merger Consideration or other cash payments."

1.4  CONDITIONS.
     ----------

     Section 7.3(p) of the Original Agreement is hereby amended by deleting "$4,000,000; provided that, in the Shareholder Representative's sole discretion,
             --------
such amount may be increased, at any time prior to two days after Purchaser delivers a notice that it intends to terminate this Agreement pursuant to
Section 9.1 based upon the condition set forth in this Section 7.3(p) not being satisfied, to an amount not to exceed $5,000,000 (such excess amount over $4,000,000, the "Indemnity Cap Adjustment Amount"); it being understood that if
                 -------------------------------
such amount exceeds $5,000,000, Purchaser shall be under no obligation to effect the Merger" and replacing it with "$6,500,000."

1.5  INDEMNIFICATION.
     ---------------

          (a) Section 8.6(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

               "(b)  Indemnity Limitations for the Shareholders.  Except as
                     ------------------------------------------
          provided herein, the sum of all Losses pursuant to which indemnification is payable by the

          Shareholders in the aggregate pursuant to Section 8.1(a)(i) and
          Section 8.1(a)(iv) shall not exceed the sum of (i) $8,250,000 (the "Cap"), plus (ii) an amount equal to the Indemnity Cap Adjustment
           ---    ----
          Amount (as adjusted, the "Adjusted Cap"), and no Shareholder shall be
                                    ------------
          liable to Purchaser for any amount in excess of the sum of (x) the Cash Merger Consideration received by such Shareholder (which shall include for these purposes shares of MTL Stock), plus (y) the stated value of all shares of New Preferred Stock received by such Shareholder in connection with the consummation of the Merger (which shall not include, for purposes hereof, shares issued as a payment-in -kind dividend); provided, however, that in no event shall the
                           --------  -------
          limitations set forth in this Section 8.6(b) apply with respect to the representations and warranties set forth in the Subject R&W or any claim arising as a result of fraud. Notwithstanding anything else provided herein or in the Original Agreement, any payment to Purchaser in respect of Purchaser Losses, whether by setoff against the Qualified Letters of Credit, cash payments, setoff against the New Preferred Stock, or setoff or reduction made in respect of the stated value of the New Preferred Stock or any dividends thereunder or otherwise, shall be included in any calculation of amounts paid by the Shareholders for the purpose of determining, and shall be credited against, the Cap, the Adjusted Cap and the L/C Cap, and the amount of the Qualified Letters of Credit shall be reduced to account for such credit."

          (b) Section 8.7 of the Original Agreement is hereby amended by (i) deleting the words "Adjusted Cap" each time it appears therein and replacing it with the words "L/C Cap" and (ii) adding a new sentence to the end thereof which shall read as follows:

          "Notwithstanding anything to the contrary contained herein, Purchaser agrees not to draw on any Qualified Letter of Credit (i) prior to the twenty-fourth month immediately following the Closing Date, unless at such time all dividends on the shares of the New Preferred Stock have either (i) been paid in cash or (ii) paid as a payment-in-kind dividend )("PIK Shares"), the stated value of which has been reduced to zero, and (iii) after the twenty fourth month immediately following the Closing Date, until such time as the stated value of the outstanding PIK Shares has been reduced to zero and the stated value of the outstanding shares of New Preferred Stock that are issued at the Effective Time in connection with the Merger has been reduced to $2.5 million."

          (c) Annex I to the Original Agreement is hereby amended by deleting the definition of "Indemnity Cap Adjustment Amount" and replacing it with the following:

          ""Indemnity Cap Adjustment Amount" means an amount, not to exceed $2.5
            -------------------------------
     million, equal to the excess of (i) (a) the sum of any EHS Damages which in the written opinion of Purchaser's consultant (which shall be one or more of the consultants listed on Schedule 7.3(p)(1)) are reasonably expected to
                                  -------------------
     be required to be incurred pursuant to EHS Requirements of Law due to conditions other than those identified on Schedule 7.3(p)(2) discovered by
                                               ------------------
     the Purchaser after the date hereof and prior to the Closing in the course of Purchaser's due diligence or due to any new Proceeding or Order or any new claim or amended claim arising in connection with any existing Proceeding, Order or condition, plus (b) the reasonably expected costs based on the Purchaser's consultant's evaluation in writing, for full compliance and remediation required pursuant to any EHS Requirement of Law (including pursuant to ISRA and the Connecticut Transfer Act) resulting from the announcement or consummation of the transactions contemplated by this Agreement over (ii) $4,000,000.

          (d) Annex I to the Original Agreement is hereby further amended by adding the following thereto:

          ""L/C Cap" means, at any time, (i) the Cap, plus (ii) the Indemnity
            -------                                   ----
     Cap Adjustment Amount, less (iii) the aggregate Preferred Stock Adjustment
                            ----
     Amount in effect at such time.

          "Preferred Stock Adjustment Amount" means the sum of (i) the stated
           ---------------------------------
     value of all outstanding PIK Shares that are issued or are required to be issued pursuant to the terms of the New Preferred Stock as a payment-in-kind dividend on shares of New Preferred Stock that are issued at the Effective Time in connection with the Merger ("Initial PIK Shares"), plus
                                                    ------------------
     (ii) after the end of the twenty-fourth month immediately following the Closing Date, if all shares of New Preferred Stock including all PIK Shares have not been redeemed, $2.5 million, plus (iii) at Purchaser's option (exercised by delivery of an irrevocable notice to the Shareholders Representative), additional shares of New Preferred Stock that are issued at the Effective Time in connection with the Merger having a stated value equal to up to $2.5 million.

1.6  FINANCING.
     ---------

     EXHIBIT E is hereby deleted in its entirety and replaced with EXHIBIT E
     ---------                                                     ---------
hereto.

1.7  NOTES.
     -----

          (a) Purchaser covenants and agrees to use its commercially reasonable best efforts to cause MTL Inc. to commence an offer to purchase up to all of the outstanding Notes within five business days after the date hereof and to complete such offer substantially in accordance with the terms and subject to the conditions described in the draft of such offer to purchase which has been previously provided to the Company. It is understood that any delay in commencing such offer to purchase in connection with either (i) any act or failure to act by the Company or any third party or (ii) Purchaser's compliance with applicable law shall not constitute a breach of this Agreement.

          (b) The Company agrees to use its commercially reasonable best efforts (without incurring any costs) to cooperate with the Purchaser and the holders of its Notes in connection with the offer to purchase set forth in
Section 1.7(a).

          (c) Annex I to the Original Agreement is hereby amended by deleting the definition of "Transaction Expenses" contained therein and replacing it with the following:

               "Transaction Expenses" means all fees and expenses that are
                --------------------
          incurred by or on behalf of the Company or any Shareholder (whether incurred prior to, at or after the Closing) in connection with the preparation for, and consummation of, the transactions contemplated hereby, by the other agreements referred to herein or otherwise in connection with a sale of the Company, including any payments to terminate or purchase options to purchase equity interests of any Subsidiary (including payments to Robert Johnson and William Kannehan) (it being understood that Transaction Expenses shall not include either (a) the $4,000,000 cost to obtain the requisite consent of the holders of Notes to an amendment to the terms of the Indenture, or the fees and expenses incurred by the Company in connection with such solicitation of consents all as set forth in Section 6.12 or (b) any costs incurred by the Purchaser, MTL Inc. or Apollo Management, L.P., in connection with any offer to purchase the Notes commenced by MTL Inc.).

          (d) Sections 6.12 and 7.3(m) of the Original Agreement are hereby deleted in their entirety.

1.8  CLOSING.
     -------

     Each party hereto agrees to use its commercially reasonable efforts to consummate the Merger on or prior to August 31, 1998.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

2.1  AGREEMENT.
     ---------

     Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms.

2.2  COUNTERPARTS.
     ------------

     This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

2.3  GOVERNING LAW.
     -------------

     THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AMENDMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN

THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF OR HIMSELF AND IN RESPECT OF ITS OR HIS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

                                 *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                             THE PURCHASER:

                                             PALESTRA ACQUISITION CORP.




                                             By: /s/ Josh Harris
                                                -------------------------------
                                                Name: Josh Harris
                                                Title: Vice President

                                             THE COMPANY:

                                             CHEMICAL LEAMAN CORPORATION


                                             By: /s/ David M. Boucher
                                                -------------------------------
                                                Name: David M. Boucher
                                                Title: Sr. V.P. & Secretary

                       DAVID R. HAMILTON
                       CATHARINE C. HAMILTON
                       CATHARINE ELIZABETH HAMILTON
                       TENNESSEE ALEXIS HAMILTON
                       HAMILTON FAMILY TRUST
                       SAMUEL C. HAMILTON
                       GEORGE MCFADDEN
                       JOHN H. MCFADDEN
                       TRUSTEES U/W/O ALEXANDER B.
                       MCFADDEN, DECEASED, F/B/O JOHN,
                       MARY AND GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                       DECEASED, F/B/O GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN
                       DECEASED, F/B/O JOHN H. MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                       DECEASED, F/B/O MARY JOSEPHINE MCFADDEN
                       LESLEY TAYLOR
                       TRUSTEES F/B/O ELIZABETH CUTTING
                       MCFADDEN
                       EUGENE C. PARKERSON
                       DAVID M. BOUCHER
                       PHILIP J. RINGO
                       REUBEN M. ROSENTHAL
                       JACK H. ELROD
                       J. STEPHEN HAMILTON
                       LEON F. PALMER
                       DENNIS R. COPELAND
                       F.C. COLON-OSORIO
                       G. MICHAEL CRONK
                       KAREN SZABO LLOYD
                       FRANK LLOYD


                       By: /s/ David R. Hamilton
                          -------------------------
                          David R. Hamilton
                          Attorney-in-Fact

                       DAVID R. HAMILTON
                       CATHARINE C. HAMILTON
                       CATHARINE ELIZABETH HAMILTON
                       TENNESSEE ALEXIS HAMILTON
                       HAMILTON FAMILY TRUST
                       SAMUEL C. HAMILTON
                       GEORGE MCFADDEN
                       JOHN H. MCFADDEN
                       TRUSTEES U/W/O ALEXANDER B.
                       MCFADDEN, DECEASED, F/B/O JOHN,
                       MARY AND GEORGE MCFADDEN
                       U/W/O GEORGE MCFADDEN,
                       DECEASED, F/B/O GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN
                       DECEASED, F/B/O JOHN H. MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                       DECEASED, F/B/O MARY JOSEPHINE
                       MCFADDEN
                       LESLEY TAYLOR
                       TRUSTEES F/B/O ELIZABETH CUTTING
                       MCFADDEN
                       EUGENE C. PARKERSON
                       DAVID M. BOUCHER
                       PHILIP J. RINGO
                       REUBEN M. ROSENTHAL
                       JACK H. ELROD
                       J. STEPHEN HAMILTON
                       LEON F. PALMER
                       DENNIS R. COPELAND
                       F.C. COLON-OSORIO
                       G. MICHAEL CRONK
                       KAREN SZABO LLOYD
                       FRANK LLOYD


                       By: /s/ George McFadden
                          ---------------------------
                          George McFadden
                          Attorney-in-Fact

                                                                       EXHIBIT A
                                                                       ---------

                             LETTER OF TRANSMITTAL
for the surrender of certificate(s) formerly representing shares of the Common
                                     Stock

                                      of

                          CHEMICAL LEAMAN CORPORATION

                      in connection with its merger with

                          PALESTRA ACQUISITION CORP.

-------------------------------------------------------------------------------------------------------------------------------
                                   DESCRIPTION OF CHEMICAL LEAMAN CORPORATION SHARES SURRENDERED
-------------------------------------------------------------------------------------------------------------------------------
 Name and Address of Registered Holders

 If there is any error in the name or
 address shown below, please make the
 necessary corrections.                                          Certificate(s) Surrendered
-------------------------------------------------------------------------------------------------------------------------------

                                                  Certificate          No. of Chemicals        No. of
                                                  Number(s)            Leaman Shares           Chemical
                                                                       Represented by          Leaman Shares
                                                                       Certificate(s)          Surrendered
                                                -------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

          I, as the registered holder of the above described Chemical Leaman Shares of Chemical Leaman Corporation ("Chemical Leaman"), hereby tender to the surviving corporation (the "Surviving Corporation") of the merger of Palestra Acquisition Corp. ("Palestra") with and into Chemical Leaman, such Chemical Leaman Shares pursuant to the Agreement and Plan of Merger dated as of June ___, 1998 (the "Merger Agreement"), among Palestra, Chemical Leaman and the other parties thereto.

          I represent and warrant to the Surviving Corporation that I am the true and lawful owner of the Chemical Leaman Shares, and have full capacity, power and authority to exchange the Chemical Leaman Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Chemical Leaman Shares will not be subject to any adverse claim. I hereby surrender to the Surviving Corporation all right, title and interest in and to the Chemical Leaman Shares and irrevocably constitute and appoint the Surviving Corporation as my lawful attorney-in fact with full power of substitution, to deliver such Chemical Leaman Shares, together with all accompanying evidence of authority, to the Surviving Corporation and to effect the exchange and cancellation of such Chemical Leaman Shares. I understand that the Surviving Corporation may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Surviving Corporation necessary to complete the exchange of the Chemical Leaman Shares.

          The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives. I acknowledge that the tender of my Chemical Leaman Shares is irrevocable.

--------------------------------------------------------------------------------
                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FOR W-9

  Name on Stock Certificate:

  ______________________________________________________________________

  Signatures:___________________________________________________________

  Signatures:___________________________________________________________

  Date:____________, 1996

  Name(s):______________________________________________________________
                                (Please Print)

  Capacity:_____________________________________________________________
                                (Full Title)

  Address:______________________________________________________________

  Address:______________________________________________________________
                                (Include Zip Code)

  Area Code and Telephone Number:_______________________________________

  Tax Identification or Social Security Number:_________________________

--------------------------------------------------------------------------------

Must be signed by registered holder(s) exactly as name(s) appear(s) above or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer of a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1.

                                                                       EXHIBIT E
                                                                       ---------

BANKERS TRUST COMPANY                                 CREDIT SUISSE FIRST BOSTON
One Bankers Trust Plaza                                        11 Madison Avenue
New York, New York 10006                                New York, New York 10010


                                                                   July 20, 1998

MTL, Inc.
3108 Central Drive
Plant City, FL 33567

Attn:  Dick Brandewie

Re:  CLC Acquisition
     Financing/Refinancing
     Bank Commitment Letter
----------------------------------


Ladies and Gentlemen:


     Reference is made to the Credit Agreement (as in effect on the date hereof, the "Credit Agreement"), dated as of June 9, 1998, among MTL, Inc. ("MTL"), Levy Transport, Ltd./Levy Transport Ltee. (the "Canadian Borrower"), various lending institutions, Salomon Brothers Holding Company, as Documentation Agent ("SBHC"), Bankers Trust Company, as Syndication Agent ("BTCo"), and Credit Suisse First Boston, as Administrative Agent ("CSFB" and, together with BTCo, each, an "Arranger" and collectively, the "Arrangers"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

     You have advised us that MTL intends (i) to acquire all the capital stock of Chemical Leaman Corporation ("CLC") by way of a one-step merger of a newly-formed wholly-owned subsidiary of MTL ("MTL Newco") with and into CLC (the "Merger"), with CLC as the surviving corporation of such merger and (ii) to effect a refinancing of (x) certain existing indebtedness of CLC and its subsidiaries consisting of "indebtedness" deemed to exist pursuant to CLC's receivables securitization program and CLC's existing senior revolving credit facility and (y) CLC's existing 10-3/8% Senior Notes in an aggregate principal amount equal to $100.0 million (the "CLC Senior Notes") pursuant to the CLC Tender Offer/Consent Solicitation referred to below (with the refinancing transactions referred to in clauses (x) and (y) being herein collectively called the "Refinancing"). You have further advised us that the total consideration to be paid in connection with the Merger and the Refinancing shall equal approximately $267.0 million (including assumed debt and preferred stock of CLC (the "CLC Preferred Stock"), fees, the tender premium paid in connection with the Refinancing, expenses, after-tax severance payments and other consolidation-related costs incurred in connection therewith and the financing thereof).

     We understand that prior to the date of the consummation of the Merger (the "Incremental Term Loan Borrowing Date"), CLC shall have commenced a tender offer/consent solicitation (the "CLC Tender Offer/Consent Solicitation") with respect to the CLC Senior Notes, pursuant to which (i) CLC shall offer to purchase all of the outstanding CLC Senior Notes at a price acceptable to BTCo and CSFB and (ii) consents shall be solicited to an amendment (the "CLC Senior Notes Indenture Amendment") to the indenture relating to the CLC Senior Notes (the "CLC Senior Notes Indenture"), on terms and conditions satisfactory to BTCo and CSFB, which amendment would, inter alia, substantially eliminate the
                                 ----- ----
covenants currently contained in the CLC Senior Notes Indenture in a manner satisfactory to the Arrangers (including, without limitation, any obligation of CLC to make an offer to purchase outstanding CLC Senior Notes from holders of CLC Senior Notes consenting to the CLC Senior Notes Indenture Amendment as a result of the change of control of CLC occurring pursuant to the Merger). We further understand that it shall be a condition to the Incremental Term Loan Borrowing Date that the holders of at least a majority of the outstanding CLC Senior Notes shall have tendered such CLC Senior Notes in connection with the CLC Tender Offer/Consent Solicitation and the tender offer as described above shall have been consummated and the CLC Senior Notes Indenture Amendment shall have been entered into, in each case on or prior to such date.

     We understand that the sources of funds needed to effect the Merger and the Refinancing, to obtain the CLC Senior Notes Indenture Amendment and to pay all fees and expenses incurred in connection therewith (including consent fees and the tender premium payable pursuant to the CLC Tender Offer/Consent Solicitation) shall be provided solely through (i) at least $27.0 million from the issuance by MTL of equity to Apollo Management, L.P. (together, with its affiliates, "Apollo") and certain other investors acceptable to the Arrangers (which, in any event, may include existing shareholders of CLC) (such investors, together with Apollo, the "Equity Investors") in a form, and on terms, satisfactory to BTCo and CSFB in their sole discretion (the "CLC Equity Financing"), with any issuance of preferred stock in connection with the CLC Equity Financing to be in the form of pay-in-kind preferred stock (the "PIK Preferred Stock") and (ii) the incurrence by MTL of the Incremental Senior Bank Financing referred to below (the financing transactions described in preceding clauses (i) and (ii) are herein collectively referred to as the "Financing Transactions", with the Merger, the Refinancing, the CLC Tender Offer/Consent Solicitation, the CLC Senior Notes Indenture Amendment, the Amendment and Restatement referred to below and the Financing Transactions being herein collectively called the "Transaction").

     We further understand that the incremental senior secured bank financing utilized to finance, in part, the Merger and the Refinancing and to pay the fees and expenses incurred in connection with the Transaction shall be in the form of
(i) an add-on facility to the existing term loan tranche under the Credit Agreement providing for an increase of $50.0 million in the Total Term Loan Commitment as currently in effect under the Credit Agreement (the "Incremental A Term Loan Facility"), to be made available to MTL pursuant to a single drawing to be made on the date of the consummation of the Merger (the "Incremental Term Loan Borrowing Date"), (ii) an additional term loan facility (the "B Term Loan Facility") in the amount of $95.0 million, to be made available to MTL pursuant to a single drawing to be made on the Incremental Term Loan Borrowing Date and
(iii) an additional term loan facility (the "C Term Loan Facility" and, together with the Incremental A Term Loan Facility and the B Term Loan Facility, the

"Incremental Senior Bank Financing", with the Incremental Senior Bank Financing and extensions of credit pursuant to the Credit Agreement (after giving effect to the Amendment and Restatement) being herein collectively called the "Senior Bank Financing") in the amount of $90.0 million, to be made available to MTL pursuant to a single drawing to be made on the Incremental Term Loan Borrowing Date. The Incremental Senior Bank Financing will be made available pursuant to an amendment and restatement of the Credit Agreement (the "Amendment and Restatement") providing for, inter alia, (i) the continuation of the credit
                             ----- ----
facilities currently provided therein, (ii) the Incremental A Term Loan Facility, (iii) the B Term Loan Facility and (iv) the C Term Loan Facility, which Amendment and Restatement and Incremental Senior Bank Financing would be on the terms and conditions specified in the preliminary summary of certain terms and conditions attached hereto as Exhibit A (the "Summary of Terms").

     Each of BTCo and CSFB is pleased to advise you (i) of its commitment, on a several basis and subject to the terms and conditions contained herein and in the attached Summary of Terms, to provide (x) 50.0%, in the case of BTCo and (y) 50.0%, in the case of CSFB, of the Incremental Senior Bank Financing and (ii) that each of the Arrangers shall vote (with respect to its Commitments and outstanding Loans) in favor of the Amendment and Restatement. Based on our understanding of the structure of the proposed Transaction as set forth herein and in the Summary of Terms, we are pleased to confirm that we are highly confident that the consent of the Required Banks to the Amendment and Restatement will be obtained.

     In connection with the Senior Bank Financing, CSFB shall act as the sole administrative agent, BTCo shall act as sole syndication agent and SBHC shall act as sole documentation agent, in each case on terms satisfactory to BTCo, CSFB, SBHC, MTL and you. The Arrangers shall manage all aspects of the syndication of the Incremental Senior Bank Financing and, in connection therewith, reserve the right, prior to or after execution of the Amendment and Restatement, to syndicate all or a part of the Incremental Senior Bank Financing to one or more financial institutions (together with the Arrangers and the Banks, the "Lenders") approved by MTL (which approval shall not be unreasonably withheld or delayed) that will become parties to the Amendment and Restatement pursuant to such syndication. You agree actively to assist the Arrangers in achieving a syndication that is satisfactory to the Arrangers, MTL and you.
Such syndication will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of MTL and CLC (including, without limitation, Apollo) and the proposed Lenders. To assist the Arrangers in their syndication efforts, you hereby agree both before and after the Incremental Term Loan Borrowing Date (i) to provide and cause your advisors to provide the Arrangers and the other Lenders upon request with all reasonable information deemed necessary by us to complete syndication, including but not limited to, information and evaluation prepared by you, MTL and CLC and your and their respective advisors and (ii) to assist the Arrangers upon request in the preparation of an Information Memorandum to be used in connection with the syndication of the Incremental Senior Bank Financing, including making available officers of MTL, MTL Newco, CLC and their respective subsidiaries from time to time to attend and make presentations regarding the business and prospects of MTL, MTL Newco, CLC and their respective subsidiaries, as appropriate, at a meeting or meetings of Lenders or prospective Lenders.

     Each of BTCo's and CSFB's commitment to provide a portion of the Incremental Senior Bank Financing is expressly subject to (a) there not having occurred since December 31, 1997 any material adverse change in the business, properties, assets, operations, liabilities, condition (financial or otherwise) or prospects of MTL and its subsidiaries taken as a whole, both before and after giving effect to the Transaction, (b) there not having occurred since April 5, 1998 any material adverse change in the business, properties, assets, operations, liabilities, condition (financial or otherwise) or prospects of CLC and its subsidiaries taken as a whole, both before and after giving effect to the Transaction and (c) the absence of any material adverse change after the date hereof in the market for syndicated facilities similar in nature to the Incremental Senior Bank Financing and the absence of any material disruption of or a material adverse change in financial, banking or capital markets generally, in each case as determined by BTCo and CSFB in their reasonable discretion.

     To induce the Arrangers to issue this letter, you hereby agree that all reasonable fees and expenses (including the reasonable fees and expenses of counsel and consultants) of the Arrangers and their respective affiliates arising in connection with the preparation, execution and delivery of this letter, the Amendment and Restatement and the Incremental Senior Bank Financing (and our due diligence and syndication efforts in connection therewith) and in connection with the transactions described herein (the "Transaction Expenses") shall be for your account in the event that the Merger and/or the Refinancing are consummated; provided, however, that in the event you or any of your
                 --------  -------
affiliates receives any termination fee or expense reimbursement payable as a result of the termination of the definitive agreements relating to the Merger, you shall reimburse from the aggregate amount of such termination fee and expense reimbursement so received the Arrangers' and their respective affiliates' Transaction Expenses on a pro rata basis with all others (including you and your affiliates) claiming expenses in connection with the transactions described herein. You further agree, whether or not the Merger or the Refinancing is consummated, the Incremental Senior Bank Financing is made available or the Amendment and Restatement is executed, to indemnify and hold harmless each Arranger, its affiliates and each director, officer, employee, agent and representative thereof (each, an "indemnified person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever (other than the Transaction Expenses, which shall be payable as provided in the first sentence of this paragraph (and the proviso thereto)) which may be incurred by or asserted against or involve such Arranger, such affiliate or any such indemnified person as a result of or arising out of or in any way related to or resulting from the Transaction (or any element thereof), this letter or the extension of the Incremental Senior Bank Financing contemplated by this letter, or in any way arising from any use or intended use of this letter or the proceeds of any of the Incremental Senior Bank Financing contemplated by this letter and, upon demand, to pay and reimburse each Arranger, each such affiliate and each indemnified person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not such Arranger, such affiliate or any such indemnified person is a party to any action, suit or proceeding out of which any such expenses arise and whether or not any such action, suit or proceeding is between you and a Arranger or an indemnified person or between a Arranger or an indemnified person and a third party or otherwise); provided, however, that you shall not have to indemnify any
            --------  -------
Arranger,
any of its affiliates or any indemnified person against any loss, claim, damage, expense or liability which resulted primarily from the gross negligence or willful misconduct of such Arranger, such affiliate or such indemnified person. This letter is issued for your benefit only and no other person or entity may rely thereon. Neither any Arranger, any of its affiliates nor any other Lender shall be responsible or liable to you or any other person for any consequential damages which may be alleged as a result of this letter or any failure to provide the Incremental Senior Bank Financing.

     Each Arranger reserves the right to employ the services of its affiliates (including, without limitation, in the case of BTCo, BT Alex. Brown Incorporated ("BTAB"), and, in the case of CSFB, Credit Suisse First Boston Corporation ("CSFBC")) in providing the services contemplated by this letter and to allocate, in whole or in part, to such affiliates certain fees payable to the Arrangers in such manner as the Arrangers and such affiliates may agree in their sole discretion. You acknowledge that the Arrangers may share with any of their respective affiliates (including BTAB and CSFBC), and such affiliates may share with the Arrangers, any information relating to MTL, MTL Newco, CLC and their respective affiliates and subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of such entities), the Transaction, subject to the Arrangers' customary treatment of customer confidential information. You also acknowledge that the Arrangers and/or any of their respective affiliates may be providing other services and/or other financing to you in connection with the Transaction and that this letter relates only to the Senior Bank Financing, with all such other services and financing to be agreed upon pursuant to other documentation.

     You are not authorized to show or circulate this letter or any portion thereof to any other person or entity (other than Apollo, CLC and your and their legal and financial advisors in connection with your and their evaluation hereof) until such time as you have accepted this letter as provided in the penultimate paragraph hereof. In any event, neither you nor any of your affiliates is authorized to disclose the terms of the related fee letter (the "Fee Letter") without our prior written consent, unless (and then only to the extent) required by law. If this letter is not accepted by you as provided in the penultimate paragraph hereof, you are to immediately return this letter (and any copies hereof) to the undersigned.

     Except as otherwise expressly set forth herein, the provisions of the three preceding paragraphs shall survive any termination of this letter.

     Each of the Arrangers shall have the right to review and approve all public announcements and filings relating to the Transaction which refer to BTCo, CSFB or the other Lenders before they are made (such approval not to be unreasonably withheld or delayed).

     The willingness of each of BTCo and CSFB to provide their respective commitments as set forth above will terminate on October 31, 1998, unless definitive documentation evidencing the Incremental Senior Bank Financing, satisfactory in form and substance to BTCo and CSFB, shall have been entered into prior to such date and the Incremental Term Loan Borrowing Date shall have occurred.

     If you are in agreement with the foregoing, please sign and return to BTCo and CSFB the enclosed copy of this letter, together with an executed copy of the Fee Letter. This offer shall terminate at 5:00 P.M., New York time, on July 22, 1998 unless a signed copy of this letter, together with a signed copy of the Fee Letter, has been delivered to BTCo and CSFB (including by way of facsimile transmission) by such time.

     This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which, when taken together, shall constitute one agreement. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER IS HEREBY WAIVED. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY. This letter and the Fee Letter represent the entire understanding of the parties with respect to the matters addressed herein and may only be amended in writing.

                                        Very truly yours,

                                        BANKERS TRUST COMPANY


                                        By: /s/ Calli S. Hayes
                                           -----------------------------
                                           Name: CALLI S. HAYES


                                        CREDIT SUISSE FIRST BOSTON


                                        By:_____________________________
                                           Title:


                                        By:_____________________________
                                           Name:
                                           Title:


Agreed to and Accepted this
_________ day of _________, 1998

MTL, INC.

By:_____________________
   Title:

     This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which, when taken together, shall constitute one agreement. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER IS HEREBY WAIVED. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY. This letter and the Fee Letter represent the entire understanding of the parties with respect to the matters addressed herein and may only be amended in writing.

                                        Very truly yours,

                                        BANKERS TRUST COMPANY


                                        By:_______________________________
                                           Name:


                                        CREDIT SUISSE FIRST BOSTON


                                        By: [SIGNATURE ILLEGIBLE]
                                           -------------------------------
                                           Title: Director


                                        By: /s/ Christopher G. Cunningham
                                           -------------------------------
                                           Name: CHRISTOPHER G. CUNNINGHAM
                                           Title: Director


Agreed to and Accepted this
_________ day of _________, 1998

MTL, INC.

By:_____________________
   Title:

     This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which, when taken together, shall constitute one agreement. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER IS HEREBY WAIVED. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY. This letter and the Fee Letter represent the entire understanding of the parties with respect to the matters addressed herein and may only be amended in writing.

                                        Very truly yours,

                                        BANKERS TRUST COMPANY

                                        By:__________________________________
                                           Name:

                                        CREDIT SUISSE FIRST BOSTON

                                        By:__________________________________
                                           Title:

                                        By:__________________________________
                                           Name:
                                           Title:

Agreed to and Accepted this
20/th/ day of July, 1998

MTL, INC.

By: /s/ Richard J. Brandewie
    --------------------------------
    Title:  SVP  CPO

                                                                      EXHIBIT A
                                                                      ---------
                           SUMMARY OF CERTAIN TERMS
                                AND CONDITIONS/1/
                            ----------------------

     1.   Description of the Incremental Senior Bank Financing
          ----------------------------------------------------

     A. Incremental     Incremental term loan facility in an aggregate principal
        A Term Loan     amount of $50.0 million (the "Incremental A Term Loan
        Facility:       Facility").


     Maturity:          The Incremental A Term Loan Facility will mature on the
                        Final Maturity Date (as defined in the Credit
                        Agreement).

     Amortizations:     Annual amortization of the loans under the Incremental
                        A Term Loan Facility (the "Incremental A Term Loans", with the Term Loans outstanding under the Credit
                        Agreement being herein called the "Existing A Term
                        Loans", and the Incremental A Term Loans and the
                        Existing A Term Loans being herein collectively called the "A Term Loans") shall be required on a basis consistent with the amortization currently provided for the Existing A Term Loans under the Credit Agreement.

     Use of Proceeds:   Incremental A Term Loans shall be utilized by the U.S.
                        Borrower to finance the Merger and the Refinancing and to pay fees and expenses incurred in connection with the Transaction.

     Availability:      Incremental A Term Loans may only be incurred by the
                        U.S. Borrower on the date of the consummation of the Merger (the "Incremental Term Loan Borrowing Date"). No amount of Incremental A Term Loans once repaid may be reborrowed.

     B. B Term Loan     Term loan facility in an aggregate principal amount of
        Facility:       $95.0 million (the "B Term Loan Facility").

     Maturity:          The B Term Loan Facility will mature on the date (the "B
                        Term Loan Facility Maturity Date") occurring seven years after the initial Borrowing Date (as defined in the Credit Agreement).

     Amortizations:     Annual amortization (payable in four equal quarterly
                        installments or, in the case payments pursuant to clause
                        (y) or (z) below, two quarterly installments) of the loans under the B Term Loan Facility (the "B Term
                        Loans") shall be required (x) for each annual period prior to the sixth anniversary of the Initial Borrowing
                        Date, in an amount equal to 1% of the initial aggregate principal amount of the B Term Loan Facility, (y) for the one-half year period commencing on the sixth anniversary of the Initial Borrowing Date and ending on the date occurring six

     -----------------------

    /1/    All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter attached hereto (the "Commitment Letter").

                    and one-half years after the Initial Borrowing Date, in an amount equal to 1% of the initial aggregate principal amount of the B Term Loan Facility and (z) for the one-half year period commencing on the date occurring six and one-half years after the Initial Borrowing Date and ending on the B Term Loan Facility Maturity Date, in an amount equal to all then remaining principal of the B Term Loans.

Use of Proceeds:    B Term Loans shall only be utilized by the U.S. Borrower to finance the Merger and the Refinancing and to pay fees and expenses incurred in connection with the Transaction.

Availability:       B Term Loans may only be incurred by the U.S. Borrower on
                    the Incremental Term Loan Borrowing Date. No amount of B
                    Term Loans once repaid may be reborrowed.


C. C Term Loan      Term Loan Facility in an aggregate principal amount of $90.0
     Facility:      million (the "C Term Loan Facility").

Maturity:           The C Term Loan Facility will mature on the date (the "C
                    Term Loan Facility Maturity Date") occurring seven and one-half years after the Initial Borrowing Date.

Amortizations:      Annual amortization (payable in four equal quarterly
                    installments or, in the case of the C Term Stub Period referred to below, two quarterly installments) of the loans under the C Term Loan Facility (the "C Term Loans" and, together with the Incremental A Term Loans and the B Term
                    Loans, the "Incremental Term Loans" with the Incremental
                    Term Loans, the Existing A Term Loans and the Revolving
                    Loans (as defined in the Credit Agreement) being herein called the "Loans") shall be required (x) for each annual period prior to the seventh anniversary of the Initial
                    Borrowing Date, in an amount equal to 1% of the initial aggregate principal amount of the C Term Loan Facility and
                    (y) for the one-half year period commencing on the seventh anniversary of the Initial Borrowing Date and ending on the C Term Loan Facility Maturity Date (the "C Term Stub
                    Period"), in an amount equal to all then remaining principal of the C Term Loans.

Use of Proceeds:    C Term Loans shall only be utilized by the U.S. Borrower to finance the Merger and the Refinancing and to pay fees and expenses incurred in connection with the Transaction.

Availability:       C Term Loans may only be incurred by the U.S. Borrower on
                    the Incremental Term Loan Borrowing Date. No amount of C
                    Term Loans once repaid may be reborrowed.

II.       Certain Terms Applicable to the Incremental Senior Bank Financing and
          ---------------------------------------------------------------------
          the Senior Bank Financing.
          --------------------------

U.S. Borrower:           MTL, Inc.

Arrangers:               CSFB and BTCo.

Administrative Agent     CSFB.
and Collateral Agent:

Syndication Agent:       BTCo.

Documentation Agent:     SBHC.

Lenders: The Arrangers and a syndicate of lenders (including the Banks) formed by the Arrangers (collectively, the "Lenders") and approved by the U.S. Borrower (which approval shall not be unreasonably withheld or delayed).

Guaranties:              The U.S. Borrower (except with respect to amounts owing
                         by it under the Senior Bank Financing as a direct obligor) and each direct and indirect wholly-owned domestic subsidiary of the U.S. Borrower (including, without limitation, CLC and each wholly-owned domestic subsidiary of CLC acquired in connection with the Merger) shall be required to provide an unconditional guaranty of all amounts owing under the Senior Bank
                         Financing (collectively, the "U.S. Guaranties", with each entity required to provide a Guaranty being herein called a "U.S. Guarantor"). Without limiting the foregoing, the Incremental Senior Bank Financing shall be required to be guaranteed equally and ratably with the Dollar Loans (as defined in the Credit Agreement) which are part of the Senior Bank Financing.

                         The U.S. Guaranties shall contain terms and conditions reasonably satisfactory to the Arrangers.

Security:                The obligations of the U.S. Borrower and the U.S.
                         Guarantors shall be secured by (x) a first priority
                         perfected pledge of all capital stock and notes owned
                         by the U.S. Borrower and its subsidiaries, provided
                                                                    --------
                         that no more than 65% of the voting stock of foreign subsidiaries of the U.S. Borrower and the U.S.
                         Guarantors shall be required to be pledged to secure the obligations of the U.S. Borrower under the Senior
                         Bank Financing unless such pledge may be effected without giving rise to a "deemed dividend" tax liability under applicable law or any other material adverse tax consequence and (y) a first priority perfected security interest in all other tangible and intangible assets (including, without limitation, receivables, contracts, contract rights, securities, intellectual property, inventory, equipment and real estate) of the U.S. Borrower and each U.S. Guarantor, subject to customary exceptions for transactions of this type. Without limiting the foregoing, the Incremental Senior Bank Financing shall be required to be secured equally and ratably with the Dollar Loans which are part of the Senior Bank Financing.

                    All documentation evidencing the security required pursuant to the immediately preceding paragraph shall be in form and substance satisfactory to the Arrangers, and shall effectively create first priority security interests in the property purported to be covered thereby.

Interest Rates:     At the option of the U.S. Borrower, the Loans (including the
                    Incremental Term Loans) may be maintained from time to time as (x) Base Rate Loans which shall bear interest at the
                    Applicable Margin in excess of the Base Rate in effect from time to time or (y) Reserve Adjusted Eurodollar Loans which shall bear interest at the Applicable Margin in excess of
                    the Eurodollar Rate (adjusted for maximum reserves) as
                    determined by the Administrative Agent for the respective
                    interest period, provided that until the earlier to occur of
                                     --------
                    (x) the 90th day following the Incremental Term Loan
                    Borrowing Date (or, if later, the last day of the third interest period described below) and (y) that date upon which the Arrangers have determined (and notify the U.S.
                    Borrower) that the primary syndication of the Incremental
                    Senior Bank Financing (and the resultant addition of institutions as Lenders) has been completed, Incremental
                    Term Loans maintained as Reserve Adjusted Eurodollar Loans may only be incurred with three successive one-month interest periods (and all Reserve Adjusted Eurodollar Loans at any time outstanding during a period described above in this proviso shall at all times have the same interest period), with the first such interest period beginning within five Business Days of the Incremental Term Loan
                    Borrowing Date, the second such interest period beginning on the last day of the first interest period and the third interest period beginning on the last day of the second interest period.

                    "Base Rate" shall mean the higher of (x) 1/2 of 1% in excess of the Federal Funds Rate and (y) the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time.

                    "Applicable Margin" shall mean initially the percentage per annum equal to (i) in the case of A Term Loans and Revolving Loans maintained as (x) Reserve Adjusted Eurodollar Loans, 2.000% and (y) Base Rate Loans, 1.000%, (ii) in the case of B Term Loans maintained as (x) Reserve Adjusted Eurodollar Loans, 2.250% and (y) Base Rate Loans, 1.250% and (iii) in the case of C Term Loans maintained as (x) Reserve Adjusted Eurodollar Loans, 2.500% and (y) Base Rate Loans, 1.500%; provided that (i) the Applicable Margin in respect of the
                    --------
                    Loans will be subject to quarterly adjustments to percentages to be determined (based upon the achievement of certain financial ratios), with the first test date for any downward adjustment to be in respect of the financial statements delivered for the first fiscal quarter ending after the six month anniversary of the Incremental Term Loan Borrowing Date (based on the financial performance for the four quarter period most recently ended), (ii) the Applicable Margins set forth above (without giving effect to any downward adjustment pursuant to clause (i) of this proviso) shall apply at any time a default or event of default exists under the Senior Bank Financing and (iii) in no event will the Applicable Margin applicable to Revolving Loans and Existing A Term Loans under the Amendment and Restatement be less than the Applicable Margin applicable to such loans under the Credit Agreement (prior to giving effect to the Amendment and Restatement).

                    Interest periods of 1, 2, 3, 6 or, to the extent available to each Lender with loans and/or commitments under the Senior Bank Financing, 9 or 12 months, shall be available in the case of Reserve Adjusted Eurodollar Loans.

                    The Senior Bank Financing shall include customary protective provisions for such matters as defaulting banks, capital adequacy, increased costs, actual reserves, funding losses, illegality and withholding taxes.

                    Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each fiscal quarter. Interest in respect of Reserve Adjusted Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans and at maturity. All calculations of interest on Loans and commitment fees shall be based on a 360-day year and actual days elapse.

Default Interest:   Overdue principal, interest and other amounts shall bear
                    interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such borrowings. Such interest shall be payable on demand.

Voluntary           Voluntary prepayments of Incremental Term Loans shall be
Prepayments/        permitted on substantially the same basis as currently
Commitment          provided for Existing A Term Loans in the Credit Agreement.
Reductions:         In addition, all voluntary prepayments of (x) A Term Loans,
                    B Term Loans and C Term Loans shall be applied pro rata to
                                                                   --- ----
                    reduce the then remaining scheduled installments of the
                    respective facilities and (y) A Term Loans, B Term Loans and
                    C Term Loans shall be allocated among such facilities on a pro rata basis.
                    --- ----

Mandatory           Mandatory repayments of Incremental Term Loans shall be
Repayments/         required on substantially the same basis as currently
Commitment          provided for Existing A Term Loans in the Credit Agreement,
Reductions:         with appropriate modifications thereto as shall be agreed.
                    All mandatory repayments of (x) A Term Loans, B Term Loans and C Term Loans will be applied pro rata to reduce future
                                                     --- ----
                    scheduled amortization payments in respect of the respective facilities and (y) A Term Loans, B Term Loans and C Term
                    Loans shall be applied on a pro rata basis among such
                                                --- ----
                    facilities. In addition, (i) the Total Revolving Loan
                    Commitment under the Credit Agreement shall be required to be permanently reduced to $75.0 million on the Incremental
                    Term Loan Borrowing Date and (ii) mandatory reductions to the commitments under the C Term Loan Facility shall be required on the Incremental Term Loan Borrowing Date in an amount equal to the aggregate principal amount of the outstanding CLC Senior Notes after giving effect to the Refinancing.

     Commitment     The commitments under the Commitment Letter shall terminate
     Termination:   on October 31, 1998 unless definitive Credit Documents (as defined below) have been executed and delivered and the Incremental Term Loan Borrowing Date has occurred prior to such date.

     Additional     The Arrangers and the other Lenders shall receive such fees
     Fees:          as have been separately agreed upon.


     Documentation: The Lenders' commitments will be subject to the negotiation, execution and delivery of the Amendment and Restatement (and related security documentation, guaranties, etc.) (collectively, the "Credit Documents") reasonably consistent with the terms of the Commitment Letter and this Summary of Terms and otherwise in form and substance satisfactory to the Arrangers, in each case prepared by White & Case, counsel to the Arrangers. It is understood and agreed that all such documentation shall be in substantially the same form as, and (except as described herein) shall contain substantially the same terms and provisions (including, without limitation, representations and warranties, covenants and events of default) as are contained in the Credit Agreement and the Credit Documents (as defined in the Credit Agreement), with such additions or modifications as are described in this Term Sheet or as BTCo or CSFB determines are necessary or desirable for transactions of this type.

     Conditions     On substantially the same basis as contained in the Credit
     Precedent:     Agreement, with such modifications thereto as are typical
                    for this type of facility and any other conditions appropriate in the context of the Transaction. Without limiting the foregoing, the following conditions shall apply to the effectiveness of the Amendment and Restatement, the occurrence of the Incremental Term Loan Borrowing Date and the borrowings under the Incremental Senior Bank Financing to occur on such date:

                    (i) The structure and all terms of, and the documentation for, the Transaction shall be reasonably satisfactory to the Arrangers and the Required Lenders (including, without limitation, the maturity, limitation on cash dividends payable, dividend rate and redemption provisions of any PIK Preferred Stock). The Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 23, 1998, between CLC, Palestra Acquisition Corp. and certain shareholders of CLC, shall be in the form furnished to the Arrangers prior to the date of the Commitment Letter, with such amendments, modifications and waivers thereto (and the schedules thereto) as shall be consented to by each Arranger. All conditions in the documentation governing the Transaction (including the accuracy of all representations and warranties in all material respects) shall have been satisfied to the reasonable satisfaction of the Arrangers and not waived, except with the consent of each Arranger. The Transaction shall have been consummated in accordance with the documentation therefor and all applicable law. After giving effect to the Transaction, MTL and its subsidiaries shall have no outstanding indebtedness or preferred stock other than pursuant to the Financing Transactions, the Senior Subordinated Notes, the CLC Senior Notes (to the extent not tendered pursuant to the CLC Tender Offer/Consent Solicitation), the CLC Preferred Stock with an aggregate stated amount not to exceed $4.5 million and certain other indebtedness of MTL, CLC and their respective subsidiaries acceptable to the Arrangers existing on the Incremental Term Loan Borrowing Date in an aggregate outstanding amount not to exceed an amount to be mutually agreed upon.

               (ii) CLC shall have commenced the CLC Tender Offer/Consent Solicitation and the CLC Senior Notes Indenture Amendment shall have been entered into on or prior to the Incremental Term Loan Borrowing Date. The CLC Tender Offer/Consent Solicitation and the CLC Senior Notes Indenture Amendment (and all terms and conditions thereof) shall be in form and substance satisfactory to BTCo and CSFB and the period for tendering CLC Senior Notes pursuant to the CLC Tender Offer/Consent Solicitation shall have terminated. A majority of the holders of outstanding CLC Senior Notes shall have tendered such CLC Senior Notes pursuant to the CLC Tender Offer/Consent Solicitation and the tender offer pursuant thereto shall have been consummated on or prior to the Incremental Term Loan Borrowing Date.

               (iii) MTL shall have used the aggregate amount received from the CLC Equity Financing (x) to make payments owing in connection with the Merger and the Refinancing and (y) to pay fees in connection with the Financing Transactions, in each case before utilizing any proceeds of Loans for any such purpose.

               (iv) Since December 31, 1997, there shall have been no material adverse change in the business, property, assets, operations, liabilities, condition (financial or otherwise) or prospects of MTL and its subsidiaries taken as a whole, both before and after giving effect to the Transaction, and since April 5, 1998, there shall have been no material adverse change in the business, property, assets, operations, liabilities, condition (financial or otherwise) or prospects of CLC and its subsidiaries taken as a whole, both before and after giving effect to the Transaction.

               (v) All Incremental Term Loans and other financing to the U.S. Borrower and the Canadian Borrower shall be in full compliance with all requirements of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

               (vi) The Lenders shall have received such opinions and other appropriate factual information and expert advice as follows: (i) legal opinions from counsel, in form and substance and covering matters, acceptable to the Arrangers and the Required Lenders and (ii) a solvency certificate from the chief financial officer of MTL with respect to MTL and its subsidiaries (on a consolidated basis), MTL (on a stand-alone basis), and the Canadian Borrower (on a stand-alone basis), after giving effect to the consummation of the Transaction and the financing therefor, reasonably acceptable to the Arrangers and the Required Lenders.

               (vii) Each of the U.S. Guaranties shall have been executed and delivered. The security agreements required as described under the heading "Security" above shall have been executed and delivered in form, scope and substance reasonably satisfactory to the Arrangers, and the Lenders shall have a first priority perfected security interest in all assets as are required above.

               (viii) There shall have been no material adverse change after the date hereof to the syndication market for credit facilities similar in nature to the Incremental Senior Bank Financing contemplated herein and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Arrangers in their reasonable discretion.

               (ix) All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby or any letter executed in connection herewith and payable to the Lenders or the Arrangers (or their respective affiliates) shall have been paid to the extent due.

               (x) Absence of material adverse change, absence of material litigation, absence of default or unmatured default under the Senior Bank Financing, continued accuracy of representations and warranties in all material respects and receipt of such documentation as shall be required by the Arrangers.

               (xi) The Total Revolving Loan Commitment under the Credit Agreement shall have been permanently reduced to $75.0 million and the U.S. Borrower and/or the Canadian Borrower shall have repaid outstanding Dollar Revolving Loans or Canadian Dollar Revolving Loans, as the case may be, to the extent required by the Credit Agreement as a result of such reduction.

               (xii) The Required Banks shall have entered into the Amendment and Restatement, thereby consenting to the Amendment and Restatement and the extension of the Incremental Senior Bank Financing on the terms set forth herein.

Covenants:               Substantially similar to those contained in the Credit
                         Agreement, with such modifications deemed necessary or desirable by the Arrangers in the context of the proposed transaction, including, without limitation, restrictions on (x) dividends payable on PIK Preferred
                         Stock, (y) voluntary prepayments of the Senior
                         Subordinated Notes, the CLC Senior Notes (to the extent any remain outstanding after giving effect to the Refinancing) and other indebtedness and (z) amendments of the Merger Agreement, the Senior Subordinated Notes, the outstanding CLC Senior Notes (if any), any PIK
                         Preferred Stock and the CLC Preferred Stock.

Representations and      Substantially identical to those contained in the
Warranties; Events of    Credit Agreement, with such modifications deemed
Default:                 necessary or desirable by the Arrangers in the
                         context of the Transaction.

Assignments and          Permitted by any Lender on substantially the same basis
Participations:          as contained in the Credit Agreement, with appropriate
                         modifications thereto as are deemed necessary or desirable by the Arrangers.

Governing Law:           The rights and obligations of the parties under the
                         Credit Documents shall be construed in accordance with and governed by the law of the State of New York.

Required Lenders:        Majority.

                                                                  EXHIBIT 2.1(B)

                         TERMS OF NEW PREFERRED STOCK
                         ----------------------------

--------------------------------------------------------------------------------
ISSUER                   MTL Inc.
--------------------------------------------------------------------------------

STATED VALUE             $5,000,000. The stated value of the outstanding shares
                         of New Preferred Stock (including Initial PIK Shares
                         but excluding all other PIK Shares) will be reduced by
                         $1 for each $1 of Purchaser Losses; provided that the
                                                             --------
                         aggregate amount of such reduction will not exceed the sum of (i) $2.5 million, plus (ii) the stated value of all Initial PIK Shares. The stated value will be further reduced by the stated value of all shares of New Preferred Stock that reduced the L/C Cap pursuant to clause (iii) of the definition of Preferred Stock
                         Adjustment Amount. Any setoff against Purchaser Losses set forth above will reduce that L/C Cap.

                         Any setoff or reduction of PIK Shares issued will result in an immediate, automatic and irrevocable loss of any PIK shares issued as a dividend on such setoff or reduced stock. The parties agree that the Shareholders shall receive no credit for such loss because the intention is that the Shareholders would not have been entitled to receive such shares in any event. To effectuate the foregoing, the parties further agree that, at any time, the stated value of all PIK Shares other than Initial PIK Shares will equal (i) the aggregate stated value of all such PIK Shares multiplied by (ii) a fraction, the numerator of which is the aggregate amount following any such reduction of the stated value of the Initial PIK Shares pursuant to the preceding paragraph and the denominator of which is the aggregate stated value of all Initial PIK Shares (without giving effect to any reductions to the stated value thereof).
--------------------------------------------------------------------------------

DIVIDENDS                8% per annum, payable annually in arrears and payable
                         in kind at Issuer's option for three years from issuance date. Dividends will be payable on the stated value on the applicable payment date of all outstanding shares of New Preferred Stock (including all shares issued at the Effective Time in connection with the Merger and all PIK Shares previously issued).

                         Dividends on shares of common stock will not be paid unless all accrued dividends on New Preferred Stock have been paid.
--------------------------------------------------------------------------------

MATURITY                 Ninth anniversary from the Closing Date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 OPTIONAL REDEMPTION     Redeemable any time at Issuer's option at the following
                         prices (plus accrued and unpaid dividends):

                                                                   Premium to
                         Date                                     Stated Value
                         ----                                     ------------
                         Closing Date to 42nd Month                   100%
                         Beg. of 43rd month to end of 54th month      105%
                         Beg. of 55th month to end of 66th month      110%
                         Beg. of 67th month to end of 78th month      115%
                         Thereafter                                   120%

--------------------------------------------------------------------------------

 CHANGE OF CONTROL       Upon sale of Issuer to a non-affiliated third party or
                         other change of control to a non-affiliated third
                         party, shares of New Preferred Stock would be
                         mandatorily redeemable for the redemption value set
                         forth above.
--------------------------------------------------------------------------------

 IPO Up to 50% of net proceeds of primary offering to be used to redeem shares of New Preferred Stock for the redemption value set forth above.
--------------------------------------------------------------------------------

 LIQUIDATION PREFERENCE  Upon liquidation, shares of New Preferred Stock would be senior to common stock and would be entitled to receive the redemption value set forth above.
--------------------------------------------------------------------------------

 EXCHANGEABILITY         Shares of New Preferred Stock can be exchanged at the
                         Issuer's option for Junior Subordinated Debt of the
                         Issuer, which shall be subject to the same rights of
                         offset and adjustment. The Junior Subordinated Debt
                         will contain substantially similar terms and conditions
                         as the terms and conditions of the New Preferred Stock,
                         including terms and conditions relating to dividends,
                         maturity, optional redemption, change of control, IPO,
                         liquidation preference and voting rights.
--------------------------------------------------------------------------------

 VOTING RIGHTS           Holders of shares of New Preferred Stock will be
                         entitled to a separate class vote for any amendment to
                         the Certificate of Designations in respect of the New
                         Preferred Stock to the extent that such amendment
                         adversely affects the holders of the New Preferred
                         Stock.
--------------------------------------------------------------------------------

                                                                     Exhibit 2.4

                                     AMENDMENT NO. 2 dated as of August 25, 1998
                              (this "Amendment") to the AGREEMENT AND PLAN OF
                                     ---------
                              MERGER dated as of June 23, 1998, by and among PALESTRA ACQUISITION CORP., a Delaware corporation ("Purchaser"), CHEMICAL LEAMAN
                                            ---------
                              CORPORATION, a Pennsylvania corporation (the

                              "Company"), and THE SHAREHOLDERS OF THE COMPANY
                              --------
                              NAMED ON SCHEDULE I ATTACHED TO THE ORIGINAL
                                       ----------
                              AGREEMENT (each, a "Shareholder", and
                                                  -----------
                              collectively, the "Shareholders"), as amended by
                                                 ------------
                              Amendment No. 1 dated July 27, 1998 (as so
                              amended, the "Original Agreement" and, as amended
                                            ------------------
                              by this Amendment, this "Agreement").  Capitalized
                                                       ---------
                              terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

          WHEREAS, the Board of Directors of the Company has adopted resolutions approving this Amendment and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's shareholders approve this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Amendment and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

1.1  LETTERS OF TRANSMITTAL.
---  ----------------------

     (a) Section 2.2(b) of the Original Agreement is hereby amended by deleting "(together with a letter of transmittal signed by such holder in substantially the form of EXHIBIT A attached hereto)" and "and such letter of
                          ---------
transmittal" therefrom.

     (b)  EXHIBIT D to the Original Agreement is hereby deleted in its
          ---------
entirety.

1.2  CONDITIONS.
---  ----------

     (a)  Purchaser acknowledges and agrees that the conditions set forth in
Section 7.3(p) is hereby deemed waived or satisfied and any further compliance thereunder is hereby waived.

     (b) Section 7.3(l) of the Original Agreement is hereby deleted in its entirety and replaced with the following: Subject to Section 6.14, the Company shall have filed a General Information Notice (GIN) with the NJDEP with respect to the Real Property located in New Jersey."

1.3  INDEMNIFICATION.
---  ---------------

     (a) Section 8.4(e)(i) of the Original Agreement is hereby amended by deleting the following therefrom: "rate of interest on the notes sold by the Surviving Corporation or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement" and replacing it with "10%."

     (b)  Section 8.6(b) of the Original Agreement is hereby amended by deleting the following therefrom:  "the sum of (i) $8,250,000 (the "Cap"), plus
                                                                    ---    ----
(ii) an amount equal to the Indemnity Cap Adjustment Amount (as adjusted, the "Adjusted Cap")" and replacing it with the following "the sum of (i) $10,750,000
-------------
(the "Cap"), plus (ii) the stated value of all shares of New Preferred Stock
      ---    ----
issued at the Effective Time in connection with the Merger (the "Closing Date
                                                                 ------------
Shares"), plus (iii) the stated value of all shares of New Preferred Stock
------    ----
issued as a payment-in-kind dividend ("PIK Shares") that are issued or are
                                       ----------
required to be issued pursuant to the terms of the New Preferred Stock as a payment-in-kind dividend on Closing Date Shares (the "Initial PIK Shares") (the
                                                      ------------------
sum of (i), (ii) and (iii), the "Adjusted Cap")."
                                 ------------

     (c) Section 8.7 of the Original Agreement is hereby amended by (i) deleting the words "L/C Cap" and replacing it with the words "Cap" each time "L/C Cap" appears therein and (ii) deleting the last sentence thereof in its entirety and adding the following:

               "With respect to any Purchaser Losses (including, without limitation, payments referred to in Section 8.4) arising out of conditions identified on Schedule 7.3(p)(2), the Purchaser shall only
                                   ------------------
          draw upon the Qualified Letter of Credit and shall not reduce the stated value of the outstanding shares of New Preferred Stock. With respect to any payments referred to in Section 8.4 only (other than those Purchaser Losses arising out of conditions identified on
          Schedule 7.3(p)(2)), the Purchaser shall be entitled, in its sole
          ------------------
          discretion, to either draw against the Qualified Letter of Credit or reduce the stated value of the outstanding shares of New Preferred Stock. In such event, Purchaser may make an election to draw against the Qualified Letter of Credit by delivering a written notice to such effect to the Shareholders' Representative. In the absence of such notice, the Purchaser will be deemed to have elected to reduce the stated value of the outstanding shares of New Preferred Stock.

          Notwithstanding anything to the contrary contained in this Agreement, David R. Hamilton and George McFadden shall be entitled to deliver the Qualified Letters of Credit after the Effective Time. If the Purchaser does not receive the Qualified Letters of Credit at the Effective Time, it shall reduce the Cash Merger Consideration to be paid to each Shareholder by the product of (x) such Shareholders Common Equity

          Percentage and (y) the amount of the Cap (the "Holdback Amount"). The
                                                         ---------------
          aggregate Holdback Amount shall be deposited by the Purchaser in a segregated interest-bearing bank account and shall secure, in part, the Shareholders' obligations pursuant to Article VIII. Purchaser shall be entitled to withdraw amounts from such segregated bank account to the same extent that it would have been entitled to draw upon the Qualified Letters of Credit. Promptly after receipt of the Qualified Letters of Credit, the Purchaser shall pay the Holdback Amount to the Shareholders (together with interest earned thereon), subject to any reductions pursuant to the immediately preceding sentence.

               Without limiting the foregoing, Mr. Hamilton and Mr. McFadden agree to use their best efforts to obtain the Qualified Letters of Credit within ninety days immediately following the Closing Date."

     (d) Annex I to the Original Agreement is hereby amended by deleting the definitions of "Indemnity Cap Adjustment Amount" and "Preferred Stock Adjustment Amount" therefrom.

1.4  SETOFFS.
---  -------

     Section 8.8 of the Original Agreement is hereby deleted in its entirety and replaced with the following: "Except as expressly contemplated by this Agreement or the terms of the New Preferred Stock, sums due under this Article VIII shall
                                                             ------------
not be set off against or subject to set-off by, other sums due to and from the parties hereto."

1.5  NEW PREFERRED.
---  -------------

     Exhibit 2.1(b) to the Original Agreement is hereby amended by deleting the first paragraph in the second column of the row entitled "Stated Value" and replacing it with the following:

               "$5,000,000. The stated value of the outstanding shares of New Preferred Stock (including Initial PIK Shares but excluding all other PIK Shares) will be reduced by $1 for each $1 of Purchaser Losses (including, without limitation, payments referred to in Section 8.4) in respect of which the Purchaser does not elect (if applicable) to draw against the Qualified Letter of Credit in accordance with and as limited by Section 8.7 of the Agreement.

               In the event that any Person sells, transfers or otherwise disposes of shares of New Preferred Stock to any Person (including the Company) in accordance with the terms thereof, such Person shall deposit simultaneously with such sale, transfer or other disposition the then applicable Escrow Amount with an escrow agent selected by the Company (the "Escrow Agent"). The Escrow Amount shall be held by the
                        ------------
          Escrow Agent pursuant to an escrow agreement that is satisfactory to the Purchaser and the Shareholders' Representative. The Escrow Agent shall pay to the Purchaser Indemnified Person such amounts and at such times as the stated value of the sold, transferred or disposed of shares of New Preferred Stock would have been reduced pursuant to the terms thereof (together with interest earned thereon). The remaining Escrow Amount shall be released to such Person upon resolution of the matters referred to in Section 8.4 and payment of amounts due thereunder. For purposes hereof, "Escrow Amount" shall mean the Stated Value of all
                            -------------
          shares of New Preferred Stock that are being sold, transferred or otherwise disposed of."

1.6  D&O INSURANCE.
---  -------------

     The Original Agreement is hereby amended by adding a new Section 6.18, which shall read in its entirety as follows:

          "6.18  D&O Insurance.  Purchaser acknowledges that prior to the
                 -------------
     Effective Time, the Company may obtain and pay for an insurance policy pursuant to which the officers and directors of the Company and its Subsidiaries shall have, for a period of six years following the Effective Time, fully-paid and non-cancelable directors and officers insurance relating to events occurring prior to the Closing Date. The parties agree that the fees and expenses incurred or to be incurred in connection with such insurance policy, including any premiums related thereto, shall constitute Transaction Expenses. Purchaser agrees (a) not to cancel or otherwise amend or modify the terms of such insurance and (b) to reasonably cooperate with the Shareholders Representative, the Company issuing and underwriting such insurance policy and the broker relating thereto as necessary or appropriate from time to time in connection with such insurance and/or claims thereunder (it being understood that after the Effective Time, none of the Purchaser, the Company or any of their respective Affiliates shall have any obligation to incur any expenses in connection with any such cooperation). Nothing contained in this Section
     6.18 shall limit or eliminate any existing indemnity obligation that the Company currently has to its directors and officers under any indemnification or employment agreement, under the Company's Articles of Incorporation or By-laws (in each case, as disclosed to Purchaser pursuant to this Agreement) each as in effect on the date hereof) or under applicable law."

1.7  ARTICLES OF INCORPORATION.
---  -------------------------

     (a) EXHIBIT A and EXHIBIT B to the Original Agreement are hereby
         ---------     ---------
deleted in their entirety and replaced with EXHIBIT A and EXHIBIT B hereto,
                                            ---------     ---------
respectively.

     (b)  Section 1.4 of the Original Agreement is hereby amended by deleting "and restated in their entirety to read as set forth in EXHIBIT C
                                                                 ---------
hereto" and replacing it with the following: "as set forth in the exhibit to the Delaware Certificate of Merger."

     (c)  EXHIBIT C to the Original Agreement is hereby deleted in its
          ---------
entirety.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

2.1  AGREEMENT.
---  ---------

     Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms.

2.2  COUNTERPARTS.
---  ------------

     This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

2.3  GOVERNING LAW.
---  -------------

     THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AMENDMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF OR HIMSELF AND IN RESPECT OF ITS OR HIS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

                                 *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              THE PURCHASER:

                              PALESTRA ACQUISITION CORP.




                              By: /s/ Charles J. O'Brien, Jr.
                                 ---------------------------------
                                 Name: Charles J. O'Brien, Jr.
                                 Title:

                              THE COMPANY:

                              CHEMICAL LEAMAN CORPORATION


                              By: /s/ David M. Boucher
                                 ---------------------------------
                                 Name: David M. Boucher
                                 Title: Senior Vice President &
                                         Secretary

                       DAVID R. HAMILTON
                       CATHARINE C. HAMILTON
                       CATHARINE ELIZABETH HAMILTON
                       TENNESSEE ALEXIS HAMILTON
                       HAMILTON FAMILY TRUST
                       SAMUEL C. HAMILTON
                       GEORGE MCFADDEN
                       JOHN H. MCFADDEN
                       TRUSTEES U/W/O ALEXANDER B.
                        MCFADDEN, DECEASED, F/B/O JOHN,
                        MARY AND GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN
                        DECEASED, F/B/O JOHN H. MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O MARY JOSEPHINE
                        MCFADDEN
                       LESLEY TAYLOR
                       TRUSTEES F/B/O ELIZABETH CUTTING
                       MCFADDEN
                       EUGENE C. PARKERSON
                       DAVID M. BOUCHER
                       PHILIP J. RINGO
                       REUBEN M. ROSENTHAL
                       JACK H. ELROD
                       J. STEPHEN HAMILTON
                       LEON F. PALMER
                       DENNIS R. COPELAND
                       F.C. COLON-OSORIO
                       G. MICHAEL CRONK
                       KAREN SZABO LLOYD
                       FRANK LLOYD


                       By: /s/ George McFadden
                          ---------------------------------
                          George McFadden
                          Attorney-in-Fact

                       DAVID R. HAMILTON
                       CATHARINE C. HAMILTON
                       CATHARINE ELIZABETH HAMILTON
                       TENNESSEE ALEXIS HAMILTON
                       HAMILTON FAMILY TRUST
                       SAMUEL C. HAMILTON
                       GEORGE MCFADDEN
                       JOHN H. MCFADDEN
                       TRUSTEES U/W/O ALEXANDER B.
                        MCFADDEN, DECEASED, F/B/O JOHN,
                        MARY AND GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN
                        DECEASED, F/B/O JOHN H. MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O MARY JOSEPHINE
                        MCFADDEN
                       LESLEY TAYLOR
                       TRUSTEES F/B/O ELIZABETH CUTTING
                       MCFADDEN
                       EUGENE C. PARKERSON
                       DAVID M. BOUCHER
                       PHILIP J. RINGO
                       REUBEN M. ROSENTHAL
                       JACK H. ELROD
                       J. STEPHEN HAMILTON
                       LEON F. PALMER
                       DENNIS R. COPELAND
                       F.C. COLON-OSORIO
                       G. MICHAEL CRONK
                       KAREN SZABO LLOYD
                       FRANK LLOYD


                       By: /s/ David R. Hamilton
                          ---------------------------
                          David R. Hamilton
                          Attorney-in-Fact

                             CERTIFICATE OF MERGER

                                      OF

                          PALESTRA ACQUISITION CORP.

                                     INTO

                          CHEMICAL LEAMAN CORPORATION

                        Pursuant to Section 252 of the
                       Delaware General Corporation Law

          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          NAME                               State of Incorporation
          ----                               ----------------------

          PALESTRA ACQUISITION               Delaware
          CORP.


          CHEMICAL LEAMAN                    Pennsylvania
          CORPORATION

          SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of Delaware.

          THIRD: That the name of the surviving corporation of the merger is Chemical Leaman Corporation.

          FOURTH: That the existing Articles of Incorporation of the surviving corporation shall be amended as set forth in Exhibit A attached hereto.
                                             ---------

          FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 102 Pickering Way, Exton, PA 19341-0200.

          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH: That the surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the constituent corporation of this State, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceedings. The address to which a copy of such process shall be mailed by the Delaware Secretary of State is 102 Pickering Way, Exton, PA 19341-0200.

          EIGHTH: That this Certificate of Merger shall be effective upon its filing with the Secretary of State of Delaware.


                              * * * * * * * * * *

Dated: August __, 1998

                                             CHEMICAL LEAMAN CORPORATION


                                             By:______________________
                                                Name:
                                                Title:

(CHANGES)                                     BUREAU USE ONLY:
DOCKETING STATEMENT  DSCB: 15-134B (Rev 95)   ___ REVENUE ____ LABOUR & INDUSTRY
                                              ___ OTHER ________________________
FILING FEE: NONE                              FILE CODE ________________________
                                              FILED DATE _______________________

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
P.O.BOX 8722
HARRISBURG, PA 17105-8722

Part I.    COMPLETE FOR EACH FILING:

           Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new entity if merger or consolidation)

           Chemical Leaman Corporation
           ----------------------------------------------------------------------------------------------------------------------

           Entity number, if known: 647190 NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial
                                    ------
           filing in the Department of State.

           Incorporation/qualification date in Pa.: March 2, 1977 State of Incorporation: Pennsylvania
                                                    -------------                         ------------
           Federal Identification Number: ___________________________________________________________
           Specified effective date, if any: Upon filing
                                             ----------------------------------------------------------
Part II.   COMPLETE FOR EACH FILING This statement is being submitted with (check proper box):

   _____   AMENDMENT: complete Section A only

     x     MERGER, CONSOLIDATION OR DIVISION: complete Section B, C or D
   -----

   _____   CONSOLIDATION: complete Section C

   _____   DIVISION: complete Section D

   _____   CONVERSION: complete Section A and E only

   _____   STATEMENT OF CORRECTION: complete Section A only

   _____   STATEMENT OF TERMINATION: complete Section H

   _____   STATEMENT OF REVIVAL: complete Section G

   _____   DISSOLUTION BY SHAREHOLDERS OR INCORPORATORS BEFORE COMMENCEMENT OF BUSINESS: complete Section F only

PART III.  COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittal is:

                            ___________________________________________________________________
                                month           day             year            hour, if any

DSCB: 15-134B (Rev 95)-2

_____   Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN PART I: (Check box/boxes which pertain)

     ______ Name: ____________________________________________________________________________________________________

     ______ Registered Office: _______________________________________________________________________________________
                               Number & street/RD number & box number            City         State    Zip    County

     ______ Purpose: _________________________________________________________________________________________________

     ______ Stock: aggregate number of shares authorized ______________________ (attach additional provisions, if any)

     ______ Term of Existence: _______________________________________________________________________________________

     ______ Other: ___________________________________________________________________________________________________


 X   SECTION B. MERGER (Complete Section A if any changes to surviving entity):
----
     MERGING ENTITIES ARE: (List ONLY the MERGING ENTITIES-SURVIVOR IS LISTED IN PART 1)

     1. Name: Chemical Leaman Corporation
              --------------------------------------------------------------------------------------------------------

        Entity Number, if known:     647190      Inc./quali. date in Pa.:     3/2/77     State of Incorporation:  PA
                                 ---------------                         ---------------                         -----

     2. Name: Palestra Acquisition Corp.
              --------------------------------------------------------------------------------------------------------

        Entity Number, if known: _______________ Inc./quali. date in Pa.:_____________ State of Incorporation:    DE
                                                                                                               -------

     Attach sheet containing above corporate information if there are any additional merging entities.

____ SECTION C. CONSOLIDATION (NEW entity information should be completed in Part 1. Also, complete and attach
                DOCKETING STATEMENT DSCB:15-134A for the NEW entity formed.)

     CONSOLIDATING ENTITIES ARE:

     1. Name: ________________________________________________________________________________________________________

        Entity Number, if known: _______________ Inc./quali. date in Pa.: _____________ State of Incorporation: ______

     2. Name: ________________________________________________________________________________________________________

        Entity Number, if known: _______________ Inc./quali. date in Pa.: _____________ State of Incorporation: ______

     Attach sheet containing above corporate information if there additional consolidating entities.

_______ SECTION D. DIVISION (Forming NEW entity(s) named below. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A For EACH new entity formed by division.)

        _____________ 1. ______________________________________________________
        Entity Number      Name

        _____________ 1. ______________________________________________________
        Entity Number      Name

        Attach sheet if there are additional entities to be named:

        CHECK ONE:
        ______  Entity named in Part I survives. (Any changes, complete Section
                A)

        ______  Entity named in Part I does not survive.

_______ SECTION E. CONVERSION (Complete Section A)

        CHECK ONE:

        ______  Converted from nonprofit to profit

        ______  Converted from profit to nonprofit

_______ SECTION F. DISSOLVED BY SHAREHOLDERS OR INCORPORATORS BEFORE
        COMMMENCEMENT OF BUSINESS


_______ SECTION G. STATEMENT OF REVIVAL    Entity named in Part I hereby revives
                                           its charter or articles which were
                                           forfeited by Proclamation or expired.
                                           (Complete Section A if any changes
                                           have been made to the revived
                                           entity.)

_______ SECTION H. STATEMENT OF TERMINATION

        _____________________ filed in the Department of State on (type of filing made)

        ___________________________________ is/are hereby terminated.
        month    day  year   hour, if any



        If merger, consolidation or division, list all entities involved, other than that listed in Part I:

        _____________ 1. ______________________________________________________
        Entity Number      Name

        _____________ 2. ______________________________________________________
        Entity Number      Name

        Attach sheet containing above information if there are additional entities involved.

Microfilm Number________        Filed with the Department of State on___________
Entity Number_____________
Secretary of the Commonwealth

               ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1926(Rev 90)

          In compliance with the requirements of 15 Pa.C.S.(S) 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.   The name of the corporation surviving the merger is: Chemical Leaman
                                                          ---------------
     Corporation
     -----------
2.   (CHECK AND COMPLETE ONE OF THE FOLLOWING):
     X    The surviving corporation is a domestic business corporation and the
    ---
          (a) ADDRESS of its current registered office in this Commonwealth or
          (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)_________________________________________________________________________
    Number and Street        City           State        Zip       County


          (b) c/o: CT Corporation System, 1635 Market Street, Philadelphia, PA 19103      Philadelphia
                   -----------------------------------------------------------------------------------
                   Name of Commercial Registered Office Provider                          County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

_______ The surviving corporation is a qualified foreign business corporation incorporated under the laws of _______________ and the (a) ADDRESS of its current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)___________________________________________________________________
     Number and Street        City           State        Zip       County


     (b) c/o:______________________________________________________________
     Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

______ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of __________ and the address of its principal office under the laws of such domiciliary jurisdiction is:

     ______________________________________________________________________
     Number and Street        City                State               Zip

3. The NAME and the ADDRESS of the registered office in this Commonwealth or NAME of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

     NAME OF CORPORATION      ADDRESS OF REGISTERED OFFICE OR NAME OF COMMERCIAL REGISTERED OFFICE PROVIDER     COUNTY

     C.T.Corporation System      1635 Market Street, Philadelphia, PA 19103                                     Philadelphia
     ------------------------------------------------------------------------------------------------------------------------
     ________________________________________________________________________________________________________________________

4.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

      X   The plan of merger shall be effective upon filing these Articles of
    ----
          Merger in the Department of State.

          The plan of merger shall be effective on:__________________ at______________
    ----
                                                   Date                 Hour

5.   The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     NAME OF CORPORATION                              MANNER OF ADOPTION

     Chemical Leaman Corporation         Adopted by the directors pursuant to 15 Pa. C.C.(S) 1924(a)
     -----------------------------------------------------------------------------------------------

     Palestra Acquisition Corp.          Adopted by the directors pursuant to 15 Pa. C.C.(S) 1924(a)
     -----------------------------------------------------------------------------------------------

6.   (STRIKE OUT THIS PARAGRAPH IF NO FOREIGN CORPORATION IS A PARTY TO THE
     MERGER). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

          The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.
    ----

     X    Pursuant to 15 Pa.C.S.(S) 1901 (relating to omission of certain
    ----
          provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof.
     The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

      102 Pickering Way                   Exton           Pennsylvania            19341-0200
     ------------------------------------------------------------------------------------------------------------------
     Number and street                   City             State                   Zip                     County


     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this________ day of __________, 19_____.


Chemical Leaman Corporation                                     Palestra Acquisition Corp.
---------------------------                                     -------------------------------
   (Name of Corporation)                                        (Name of Corporation)


BY:________________________                                     BY:____________________________
        (Signature)                                                        (Signature)


TITLE:_____________________                                     TITLE:_________________________

                                                                       EXHIBIT A

                         COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                              CORPORATION BUREAU

                               ________________

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                          CHEMICAL LEAMAN CORPORATION

                               ________________

          In compliance with the Business Corporation Law of 1988 and pursuant to authorizing resolutions of the board of directors, the articles of incorporation of Chemical Leaman Corporation are hereby amended as follows:

          A. The first paragraph of Section 5 of the Articles of Incorporation is hereby deleted and replaced with the following:

          "5. The aggregate number of shares which the Corporation shall have authority to issue is Eleven Thousand (11,000) shares, of which One Thousand (1,000) shares shall be shares of Preferred Stock without par value, and Ten Thousand (10,000) shares shall be shares of Common Stock with a par value of $0.01 per share. Nothing contained herein shall amend or modify in any way the Statements With Respect to Shares relating to the Corporation's outstanding shares of Preferred Stock or adversely affect in any way the terms thereof."

          B. The Articles of Incorporation are hereby amended by adding the following new Paragraphs 8, 9 and 10 thereto:

          "8. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. If the Business Corporation Law is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     9. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and shareholders, it is further provided:

     (a) In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Pennsylvania, the Board of Directors is expressly authorized and empowered:

          (i) to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the Commonwealth of Pennsylvania or these Articles of Incorporation;

          (ii) without the assent or vote of the shareholders, to authorize and issue securities and obligations of the corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property;

          (iii) to determine whether any, and if any, what part, of the net profits of the corporation or of its surplus shall be declared in dividends and paid to the shareholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

          (iv) to fix from time to time the amount of net profits of the corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

     In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the Commonwealth of Pennsylvania, of these Articles of Incorporation and of the By-laws of the corporation.

     (b) Any director or any officer elected or appointed by the shareholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the corporation.

          (c) From time to time any of the provisions of these Articles of Incorporation may be altered, amended, or repealed, and other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this paragraph (c).

          10. Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its shareholders or any class of them, any court of equitable jurisdiction within the Commonwealth of Pennsylvania may, on the application in a summary way of the corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the corporation or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the corporation, as the case may be, and also on the corporation."

                                      -3-